EXHIBIT 10.3




           CONFIRMATORY SPLIT DOLLAR AGREEMENT NO. 1


     This   Confirmatory  Split  Dollar  Agreement  No.  1   (the

"Agreement")  is  made and entered into by  and  between  Nortek,

Inc., a Delaware corporation having a principal place of business in  Providence, Rhode Island (the "Corporation"), and Richard  L.

Bready, of said Providence (the "Employee") (the Corporation  and

the   Employee  are  hereinafter  referred  to  together  as  the

"Parties").

                          WITNESSETH:

     WHEREAS, the Employee is employed by the Corporation as  its chief executive officer; and

     WHEREAS,  the Corporation is the owner of policies  numbered

[policy  numbers redacted] (the "Policies") issued  by  New  York

Life  Insurance  Company  (the "Insurer")  on  the  life  of  the

Employee; and

     WHEREAS,  on  January 12, 1996 the Corporation executed  new beneficiary designations with respect to the Policies,  it  being the  Corporation's desire to make a portion of the death  benefit available  to the Employee's family as an employment  benefit  to the Employee; and

     WHEREAS,  the Corporation continues to desire to assist  the

Employee  by  providing  insurance on the  Employee's  life,  the

Corporation believing that providing such assistance  is  in  its best interests; and

     WHEREAS,  the  Parties now wish to clarify and  confirm  the arrangements in place between them with respect to the Policies;

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     NOW, THEREFORE, for and in consideration of the promises and mutual  covenants  expressed herein by each of the  Parties,  the

Parties agree as follows:

     1.    The Corporation shall pay each premium on the Policies

due  after the date of this Agreement, on or before the due  date or  within  the applicable grace period.  Immediately thereafter,

the  Corporation  may require payment from the  Employee  of  the

Employee's  share  (as  defined  below).   If  payment  from  the

Employee  is  not  so required, the Corporation shall  treat  its payment  of  the Employee's share (as so defined)  as  additional compensation  to  the  Employee.  The Employee's  share  of  each premium shall be that portion of the premium that is equal to the economic  benefit  which the Employee would  be  deemed  to  have received and which would be taxable to him for federal income tax purposes  under Revenue Rulings 64-328, 66-110 and any subsequent rulings  or  regulations if the entire premium were paid  by  the

Corporation.

     2.    The Corporation shall continue to be the sole owner of

the  Policies, and to the extent of its Interest in the  Policies

(as  defined in Section 6 below) shall have and may exercise  all the  rights  of  policy owner, including but not limited  to  the right  to designate the beneficiaries, select settlement options,

apply  dividends,  borrow  on  the security  of  the  policy  and surrender the policy.

     3.     Upon   termination  of  this  Agreement  during   the

Employee's lifetime, all rights to the Policies shall vest in the

Corporation,  the  Corporation shall have  no  further  right  of recovery  against the Employee or his assignee, and the  Employee or  his assignee shall have no further rights with respect to any of  the Policies.  Upon termination of this Agreement as a result of  the

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Employee's death, the Corporation shall  be  the  direct

beneficiary of an amount equal to its Interest in each policy (as defined in Section 6 below) as of the Employee's date of death.

     4.    With respect to each of the Policies, the Employee  or

his  assignee shall have the right to designate and change direct and  contingent beneficiaries of any proceeds payable as a result of  the  Employee's death in excess of the Corporation's Interest in the particular policy.

     5.    The  Parties  shall upon execution of  this  Agreement

simultaneously execute a policy endorsement with respect to  each of  the  Policies  to  put  into effect the  provisions  of  this

Agreement.

     6.   The Corporation's "Interest" in each of the Policies as

of  any given date shall equal the greater of (a) the cash  value of  such  policy  as  of  such  date  and  (b)  the  sum  of  the

Corporation's  cumulative  premiums  paid  to  the  Insurer  with respect  to the policy (whether paid before or after the date  of this  Agreement),  in either case reduced by the  amount  of  any

outstanding  indebtedness  on the particular  policy.   The  term

"cash value" means the gross cash value of the particular policy,

including  accumulated dividends and the value  of  any  paid  up additions.

     7.   This Agreement may be terminated by either party or its

or  his assignee, with or without the consent of the other party,

by  giving  written  notice to the other party.   If  not  sooner

terminated, the Agreement shall terminate automatically upon  the first to occur of any one of the following events:

     (a)  The total cessation of the business of the Corporation;

     (b)  Termination  of  the  Employee's  employment  with  the
          Corporation (employment shall include any period during
          which   Employee   serves  as  a  consultant   to   the
          Corporation);

     (c)  The   bankruptcy,  insolvency  or  dissolution  of  the
          Corporation; or

     (d)  The death of the Employee.

Upon  termination, the rights of the Parties shall be as provided herein.

     8.    The  Parties intend for this Agreement to confirm  the

terms  of  all  split dollar insurance arrangements between  them with  respect  to  the  Policies.  To that end,  as  between  the

Parties  this Agreement supersedes any inconsistent split  dollar documentation  concerning any of the Policies that predates  this

Agreement, whether or not such documentation has been filed  with the Insurer.

     9.    The  Parties  agree to execute any and  all  documents

necessary or proper to carry out the purpose and intent  of  this

Agreement.

     10.   The Parties agree that this is a private agreement  to

which  the Insurer is not a party and for which it can assume  no responsibility and, therefore, a copy need not be filed with  the

Insurer.  The Insurer shall be fully protected from all liability under  the Policies in dealing exclusively with the owner of  the particular  policy and in paying the proceeds of  the  policy  in

accordance   with   any   policy  endorsement   and   beneficiary

designation provided to the Insurer.

     11.  If this Agreement is subject to the Employee Retirement

Income  Security  Act of 1974 ("ERISA"), it shall  constitute  an employee  welfare benefit plan.  If required, the Vice  President and  Treasurer  of  the Corporation is hereby designated  as  the

named  fiduciary  under this Agreement for ERISA  purposes.   The

Vice  President and Treasurer shall have discretionary  authority

to   control   and  manage  the  operation,  interpretation   and

administration  of  this Agreement and to  establish  any  claims procedures required by ERISA.

     12.  The Employee shall have the right to assign any part or all  of the Employee's interest in this Agreement and any of  the

Policies to any person, entity or trust by execution of a written assignment delivered to the Corporation and a new designation  of beneficiary to the Insurer.

     13.   Any of the provisions of this Agreement may be amended

or  altered, and such changes shall become effective when reduced to writing and signed by both of the Parties.

     14.   This Agreement shall be binding upon and inure to  the

benefit  of the Corporation, and its successors and assigns,  and the Employee, and his successors and assigns.

     15.   Except  to  the extent that federal law applies,  this

Agreement shall be governed by, and construed in accordance with,

the  laws of the State of Rhode Island.  However, if and  to  the extent  that ERISA applies, ERISA shall pre-empt any  state  laws

(including  the  laws of the State of Rhode Island)  relating  to this Agreement.

     SIGNED and SEALED in two original counterparts as of the 31st day of December, 1996.

                                   NORTEK, INC.


                                   By: /s/ Richard J. Harris
                                   Its:Vice President and Treasurer,
                                     duly authorized


                                   /s/ Richard L. Bready
                                   Richard L. Bready

   Appendix (prepared by the Company for SEC filing purposes)
                               to
Exhibit 10.3 -- Confirmatory Split Dollar Agreement No. 1 dated as of December 31, 1996 between the Company and Richard L. Bready



      The  life  insurance policies covered by this Split  Dollar
Agreement (the "Agreement") currently provide for death benefits in the following amounts to be divided between the beneficiary of the policy and the Company pursuant to the Agreement:

                    First Policy      $183,122

                    Second Policy     $123,352

                    Third Policy    $2,970,773